EXHIBIT 5.1

[LETTERHEAD OF CITIGROUP INC.]

November 19, 2007

Citicorp Mortgage Securities, Inc.
1000 Technology Drive
O’Fallon, MO 63368

Ladies and gentlemen:

This opinion is being provided by the undersigned, as General Counsel, Finance and Capital Markets, of Citigroup Inc. I have acted as your counsel in connection with the Registration Statement on Form S-3, No. 333-145532 (as amended, the “Registration Statement”), a pre-effective amendment to which is being filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the “Securities Act”). The Registration Statement covers a total of $50 billion1 aggregate principal amount of certificates (the “Certificates”) of one or more series to be issued by Citicorp Mortgage Securities, Inc. (“CMSI”) evidencing fractional undivided interests in a trust or trusts to be created by CMSI, as depositor.

Each series of Certificates will be issued pursuant to a separate Pooling and Servicing Agreement between CMSI, CitiMortgage, Inc., as Servicer, a commercial bank, savings and loan association or trust company (the “Trustee” for such series), and Citibank, N.A., as Paying Agent, Certificate Registrar and Authenticating Agent.

I, or attorneys under my supervision, have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records of CMSI, such other documents and certificates of public officials, officers and representatives of CMSI and other

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1. Plus an additional principal amount being consolidated from a previous registration statement.

 Citicorp Mortgage Securities, Inc.

persons and such other documents, agreements and instruments, and I have made such investigations of law, as I have deemed appropriate as a basis for the opinions expressed below. In arriving at the opinions expressed below, I have assumed that the signatures on all documents that I have examined are genuine. In addition, I have assumed that each of the Certificates and each Pooling and Servicing Agreement will be in substantially the form set forth in the applicable form of Pooling and Servicing Agreement filed or to be filed as an exhibit to the Registration Statement; and that each Trustee will have the power, authority and legal right to enter into the related Pooling and Servicing Agreement.

Based on the foregoing, I am of the opinion that:

1.	CMSI is a corporation duly incorporated and validly existing under the laws of the State of Delaware;

2.
When the issuance, execution and delivery of any particular series of Certificates have been duly authorized by CMSI, and when the Certificates of such series have been duly executed and delivered by CMSI, duly authenticated by the applicable Trustee and issued and sold as contemplated by the Registration Statement and the prospectus delivered pursuant to Section 5 of the Securities Act in connection therewith, such Certificates will be legally and validly issued, fully paid and nonassessable and entitled to the benefits provided by the applicable Pooling and Servicing Agreement;

3.
When a Pooling and Servicing Agreement has been duly and validly authorized, executed and delivered by CMSI, CitiMortgage, Inc., Citibank, N.A., and a Trustee, such Pooling and Servicing Agreement will constitute a valid and binding obligation of CMSI subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforceability is considered in a proceeding in equity or at law).

Citicorp Mortgage Securities, Inc.

The opinions expressed herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

I hereby consent to the use and filing of this opinion as an exhibit to the Registration Statement and to the reference to this opinion under the heading “Legal opinions” in any prospectus filed in connection with the Registration Statement. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Michael S. Zuckert

Michael S. Zuckert
General Counsel, Finance and Capital Markets